SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              June 4, 2001

INDYMAC BANCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-08972	95-3983415

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 NORTH LAKE AVENUE, PASADENA, CALIFORNIA	91101-7211

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 669-2300

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
ITEM 7. EXHIBITS.
SIGNATURE
BOWNE & CO. INC.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective June 4, 2001, the Board of Directors of IndyMac Bancorp, Inc. (the “Company”) approved the engagement of Ernst & Young LLP as its independent accountants for the year ending December 31, 2001 to replace the firm of Grant Thornton LLP, which was dismissed as the independent accountants of the Company effective June 4, 2001. The Audit Committee of the Board of Directors of the Company recommended the change of the independent accountants to the Board of Directors, also effective June 4, 2001.

The reports of Grant Thornton on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2000, and in the subsequent interim period, there were no disagreements with Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton LLP would have caused Grant Thornton LLP to make reference to the matter in their report. The Company has requested Grant Thornton LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 5, 2001, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7. EXHIBITS.

Exhibit 16.1                 Letter on Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDYMAC BANCORP, INC.

By:	/s/ Carmella L. Grahn

Carmella L. Grahn Executive Vice President and Chief Financial Officer